UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2011
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, management of PICO Holdings, Inc. (the “Company”) and various members of our Compensation Committee have been in contact with shareholders with significant ownership positions to solicit their views on the Company's executive compensation. Based on the ongoing evaluation by the Compensation Committee, which consists solely of independent directors, and the entire Board of Directors, the Compensation Committee has recommended and the Board of Directors has adopted the following changes to our compensation programs and practices:

1.    We established stock ownership guidelines for directors and executive officers. These guidelines are intended to help ensure that our Board and management maintain an equity stake in the Company, and by doing so, link their interests with those of other shareholders. The guidelines require ownership by the CEO of the lesser of 275,000 shares or stock with a value of three times his base salary, with smaller ownership requirements for the CFO and other designated executive officers. The guidelines for directors specify ownership of the lesser of 5,000 shares or stock with a value of three times the annual cash retainer for Board service.

2.    We adopted a cash incentive compensation repayment (“clawback”) policy. This policy requires our CEO, CFO and other designated executive officers to repay to us the amount of any annual cash incentive that he or she received to the extent that: (1) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of the restatement that incurs within 12 months of such payment; (2) the executive officer engaged in theft, dishonesty or intentional falsification of documents or records that resulted in the obligation to restate our financial results; and (3) a lower cash incentive would have been paid to the executive officer based on the restated financial results. We intend to amend our clawback policy to comply with the additional requirements of the Dodd-Frank Act after the SEC adopts new regulations implementing those requirements.

3.    We eliminated single trigger vesting acceleration on our RSU awards. While the Board believed the recent RSU awards were appropriate and in the best interests of the Company and its shareholders, we have determined that RSU awards with single trigger vesting are now out of step with evolving practices. (A single trigger provision provides for acceleration of vesting on a change in control, while a double trigger provision accelerates vesting only in the event of a termination of employment following a change in control.) Consequently, we are amending all outstanding unvested RSU awards to our CEO and CFO (and other executive officers in situations where the awards could be amended without significant adverse tax consequences) to provide for double trigger vesting acceleration and have also determined to include only double trigger vesting acceleration upon a change in control in future grants. This change to outstanding RSU awards only effects a conditional provision and has no economic impact on the Company.

We are continuing to address the input received from our shareholders and will elaborate on these changes highlighted above and other revisions in our compensation programs and practices in our Proxy Statement for the upcoming annual meeting of shareholders. We thank our shareholders for their time and thoughtful input.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 2012

PICO HOLDINGS, INC.

By: /s/ Maxim C.W. Webb

Maxim C. W. Webb
Executive Vice President and Chief Financial Officer